CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into on June 16, 2016 to be effective as of August 15, 2016, (the “Effective Date”), by and between Bar Harbor Bankshares and Bar Harbor Bank & Trust (collectively, the “Company”), and Bradford Kopp (the “Consultant”).  As used herein, “the parties to this Agreement” or “the parties” shall refer collectively to the Company and the Consultant.

WITNESSETH

1.

Term.

Subject to the termination provisions of Section 6 below, the term of this Agreement (the “Term”), shall commence on the Effective Date and continue for a period of sixty (60) days. Upon the expiration of the Term, the parties may mutually agree in writing to extend this Agreement on a month-to-month basis.

2.

Consulting Services.  During the Term, the Company hereby agrees to enter into a non-exclusive consulting relationship with the Consultant, and the Consultant hereby agrees to enter into such non-exclusive consulting relationship with the Company (the “Consulting Relationship”), to serve as Interim Chief Financial Officer to the Company rendering executive and management services of the type customarily provided by persons employed in similar capacities in the banking industry including, but not limited to, management of the accounting and finance function to close the books and to produce regular regulatory and SEC reporting (including any appropriate certifications thereof with such certifications to commence with respect to the third quarter of 2016) on schedule along with regular reports to management and the Board of Directors (collectively, the “Consulting Services”).  In performing the Consulting Services, the Consultant shall report directly to Curtis Simard, Chief Executive Officer (“CEO”) of the Company, or anyone else as the CEO or his designee may direct.

3.

Nature of Relationship.  The parties intend that the Consulting Relationship established by this Agreement between the Company and the Consultant is non-exclusive and that of principal and independent contractor.  Consistent therewith, the parties expressly acknowledge and agree:

(a)

Throughout the Term of this Agreement, and while providing the Consulting Services to the Company, the Consultant is, and shall at all times be and remain, an independent contractor.

(b)

Throughout the Term, the Consultant is not an employee of the Company and shall not be treated as an employee for any purpose, including, without limitation, for purposes of the Company’s employee benefits plans.

(c)

Nothing in this Agreement or otherwise shall be construed as identifying the Consultant as an employee, agent or legal representative of the Company or any of the Company’s related or affiliated entities during the Term for any purpose whatsoever, and the Consultant shall not hold himself out as an employee of the Company in any capacity.

(d)

The Consultant is not authorized to transact business, incur obligations, sell goods, receive payments, solicit orders or assign or create any obligation of any kind, express or implied, on behalf of the Company or any of the Company’s related or affiliated entities, or to bind in any way whatsoever, or to make any promise, warranty or representation on behalf of the Company or any of the Company’s related or affiliated entities with respect to any matter, except as expressly authorized in this Agreement or in another writing signed by a duly authorized representative of the Company.

(e)

The Company has no right to supervise or control the manner in which the Consultant performs Consulting Services under this Agreement.

(f)

The Consultant is free to perform Consulting Services in the manner the Consultant deems fit and in accordance with recognized standards for such services, and shall perform such Consulting Services free from the direction and control of the Company.

(g)

The Consultant shall exercise independent judgment with regard to the manner in which the Consulting Services and related functions required under this Agreement are performed.

(g)

The Consultant may not retain assistants in connection with providing Consulting Services without the Company’s prior written consent.

(h)

The Consultant is required to pay and shall be solely liable for all applicable taxes, including, without limitation, federal income tax and state income tax on any fees paid to the Consultant hereunder, and the Company shall have no responsibility therefor.

(i)

The Consultant shall not use the Company’s trade names, trademarks, service names or service marks without the prior written approval of the Company.

(j)

Except as otherwise provided herein, the Consultant shall bear all expenses and disbursements relating to the Consultant’s activities  hereunder, and the Consultant shall be solely responsible for the payment thereof.

 (k)

This Agreement shall not be deemed to create, and it is the express intention of the parties hereto that it does not create, a joint venture, partnership or employer/employee relationship between or among the Company and the Consultant.

(l)

Except as otherwise provided herein, the Consultant may render personal services for compensation to or for persons other than the Company provided, however, that, during the Term, the Consultant shall not perform any work or services for any other bank located in New England except for services currently provided by Consultant as a non-employee director as of the Effective Date of this Agreement.

4.

Compensation.  During the Term, the Company shall pay the Consultant a consulting fee in the amount of USD$40,000 per month for performing the Consulting Services, payable in arrears, with any partial periods prorated accordingly (the “Consulting Fee”).  The Company shall undertake such tax reporting as it deems necessary in connection with payment of the Consulting Fee and any other compensation paid to Consultant under this Agreement.  This Section 4 sets forth all the compensation to which the Consultant may be entitled by reason of providing Consulting Services.

5.

Business Expense Reimbursement.  During the Term, the Company agrees to reimburse the Consultant for pre-approved ordinary, necessary and reasonable travel outofpocket expenses incurred or expended by the Consultant in connection with the performance of the Consulting Services, upon presentation by the Consultant of proper expense statements or vouchers or such other supporting receipts and documentation as the Company may reasonably require of the Consultant.  The Consultant shall not be entitled to reimbursement or payment of any other expenses and disbursements under this Agreement, except as set forth in this Section 5.

6.

Termination.

(a)

The Term and the Consulting Relationship may be terminated by either party at any time for “Cause” (as hereinafter defined), effective upon a date specified in a written notice thereof to the other party specifying the nature of such cause.  For purposes of this Agreement, “Cause” shall mean any material breach of this Agreement, which, only with respect to such breaches that can be cured, the breaching party has failed to cure to the other party’s reasonable satisfaction within ten (10) days of receipt of written notice of such breach.

(b)

Upon expiration or earlier termination of the Term and the Consulting Relationship for any reason, the Consultant shall not be entitled to receive from the Company, and shall not receive from the Company, any severance pay, separation pay, pay in lieu of notice, or other compensation, payments or benefits, other than any (i) Consulting Fee (or portion thereof) due and owing to the Consultant under Section 4 of this Agreement, or (ii) expenses due and owing to the Consultant under Section 5 of this Agreement.

7.

Insurance.  Consultant, at the Consultant’s own cost and expense, shall provide, keep and maintain throughout the term of this Agreement insurance coverage, including adequate general liability and automobile insurance in accordance with applicable statutes.

8.

Confidential and Proprietary Information.   The Consultant acknowledges and agrees that in the performance of Consulting Services, the Consultant may learn about, acquire, have access to, be provided with, develop, generate, and/or have possession, custody or control of information, data, records and materials confidential and proprietary to the Company, the use or disclosure of which would cause the Company substantial loss and damage, including, but not limited to: acquisition or merger targets or potential targets; client or customer or prospect names, addresses, lists, transactions, preferences and other information (excluding the Consultant’s personal contacts and relationships); marketing plans, proposals or strategies; promotional plans, proposals or strategies; financial information; policies or procedures; software programs; computer disk drives and databases; business forecasts or plans or strategies; internal records or files; product information; business methods; information and/or material expressly designated by the Company to be either proprietary or confidential; confidential or proprietary information and/or material provided to the Company by third parties; information deemed confidential under applicable law; and other such information which relates to the Company’s business and operations, which is not available generally to the public and which has been developed or acquired by the Company with considerable effort and expense (hereinafter referred to collectively as “Confidential and Proprietary Information”).  The Consultant acknowledges and agrees that to the extent the Consultant’s performance of Consulting Services brings the Consultant into contact with, provides the Consultant access to, or permits the Consultant to become informed of Confidential and Proprietary Information, the Consultant shall be under an obligation to maintain the strictest confidentiality of all Confidential and Proprietary Information at all times during and after the Term, and not to, directly or indirectly, at any time, in any fashion, form, or manner whatsoever, disclose, divulge, reveal or communicate the same to any entity or person, or retain or use the same in any manner whatsoever, except (a) in the performance of the Consulting Services hereunder acting upon the express authorization of the Company and under the terms and conditions specified by the Company, (b) as required by a court of competent jurisdiction or as otherwise required by law, or (c) in connection with the enforcement of the Consultant’s rights under this Agreement.  The Consultant understands and agrees that the Consultant is responsible and liable for any breach of the terms of this Section 8 by any of the Consultant’s representatives and agrees, at the Consultant’s sole expense, to take all reasonable measures to restrain the Consultant’s representatives from prohibited or unauthorized disclosure or use of Confidential and Proprietary Information.  This paragraph is not intended to restrict and does not restrict the Consultant from disseminating or using any (a) information  that  is  published  or  available to the general public  (other than as a result of an improper or unauthorized disclosure by the Consultant or some other person or entity), (b) information that is obtainable from a third party having the right to disclose such information without restriction, (c) information or know-how of a generalized or specific nature that the Consultant acquired or possessed prior to and outside of the Consultant’s engagement by the Company, or (d) any of the Consultant’s personal contacts and relationships.  The Consultant’s obligations under this Section 8 are in addition to, but not in limitation or preemption of, any other obligations of confidentiality which the Consultant may have to the Company and its related or affiliated entities under general legal, fiduciary or equitable principles.

9.

Return of Property.  All documents, records, and materials, and all copies of any of the foregoing, pertaining to Confidential and Proprietary Information, and all equipment and supplies of the Company, whether or not pertaining to Confidential and Proprietary Information, that come into the Consultant’s possession or are produced, developed, created or invented, by the Consultant in connection with the Consulting Services (“Property”) are and shall remain the sole and exclusive property of the Company.  Upon the termination of this Agreement, or at such earlier time as requested by the Company, the Consultant agrees to return and surrender to the Company forthwith (or cause to be returned and surrendered to the Company) all such Property, and not to retain in any form, or copy, in whole or in part, any such Property.  The Company shall have the right of specific performance to obtain all such Property (in addition to all other remedies and damages available).

10.

Intellectual Property Rights.  The Consultant understands, acknowledges and agrees that: (a) all inventions, original works of authorship, designs, formulas, developments, reports, articles, texts, books, materials, ancillaries, concepts, improvements, software, writings or trade secrets, whether or not patentable or registerable under copyright or similar laws, that the Consultant and/or its representatives conceive, create, make, develop, write, reduce to practice, or acquire (in whole or in part, either alone or jointly with others) in performing the Consulting Services for the Company (the “Works”) shall, as between the parties hereto, be the sole and exclusive property of the Company to the maximum extent permitted by applicable law; (b) the Company shall be the sole and exclusive owner and holder of all patents, copyrights and other intellectual property or other rights related to the Works; (c) such Works, including any works of authorship by the Consultant and/or its representatives, are “works made for hire” for purposes of the Company’s rights under copyright laws; and (d) the Consultant hereby assigns, transfers and irrevocably grants to the Company or its designee any and all rights, title or interest the Consultant and/or its representatives may have or acquire in and to such Works without any obligation on the part of the Company to compensate the Consultant (or its representatives) beyond the express provisions of this Agreement.  The Consultant further agrees to promptly disclose and deliver to the Company all Works and to cooperate in the completion and execution of such documentation as may reasonably be required to protect the Company’s intellectual property rights and interests herein described.

11.

Confidentiality.   The Consultant promises, covenants and agrees not to disclose or divulge the terms or contents of this Agreement to any third person, and not to show this Agreement to any third person, except the Consultant’s legal counsel or tax advisor or the Consultant’s immediate family (each of whom shall be informed of this confidentiality provision and shall be required by the Consultant to keep this information confidential), or when otherwise required by law or process of law, or for the specific purpose of enforcing the terms of this Agreement.

12.

Non-Competition.  The Consultant promises, covenants and agrees that, during the Term and throughout the Consulting Relationship, the Consultant (for himself and the Consultant’s representatives) will not, directly or indirectly, whether on behalf of or in conjunction with any entity or person, and whether for the Consultant’s own benefit or account or for the benefit or account of any person or entity other than the Company, consult or establish a consulting relationship (in a capacity similar to the Consultant’s relationship with the Company hereunder) with any bank that competes directly or indirectly with the Company or any other bank in New England; provided, however, that this Section 12 shall not prevent the Consultant from continuing to perform services as a non-employee director for any institution for which

Consultant was providing such services on the Effective Date of this Agreement.  The Consultant acknowledges that he has carefully read this Section 12, that he understands the provisions contained therein, and that the specific enforcement of the provisions contained therein will not diminish the Consultant’s ability to earn a livelihood or create or impose upon the Consultant any unfair or undue hardship.  The Consultant acknowledges that any breach by the Consultant thereof may cause irreparable damage to the Company.  The Consultant acknowledges that he has carefully read this Section 12, that he understands the provisions contained therein, and that the specific enforcement of the provisions contained therein will not diminish his ability to earn a livelihood or create or impose upon him any unfair or undue hardship.  The Consultant acknowledges that any breach by him thereof may cause irreparable damage to the Company.

13.

Remedies.  The parties hereto agree that the restrictions imposed by Sections 8 – 12 of this Agreement are reasonable as to the protected business interests and time period covered, and that the Consultant’s compliance with Sections 8 – 12 is necessary to protect the business and goodwill of the Company.  The parties further agree that the damages that will be suffered by the Company as a result of any breach or violation of any of the restrictions imposed by Sections 8 – 12 of this Agreement would be irreparable and difficult, if not impossible, to ascertain.  Accordingly, the parties agree that, in the event of a breach, attempted breach, or prospective breach by the Consultant of any of the restrictions imposed by Sections 8 – 12 of this Agreement, the Company shall be entitled to obtain immediate temporary, preliminary and permanent injunctive relief by any court of competent jurisdiction, with or without prior notice, to enforce the terms of this Agreement and enjoin the Consultant from continuing or commencing any activity which would violate any of the restrictions imposed by Sections 8 – 12 of this Agreement, in addition to any and all other rights or remedies available to the Company under applicable law, including monetary damages.

14.

Assignment.  The Consultant may not assign all or any part of the Consultant’s rights or obligations hereunder to any third party.  The Company’s rights and obligations hereunder may be assigned or transferred by the Company.

15.

Representation Regarding Engagement.  The Consultant hereby represents and warrants to the Company that, to the best of the Consultant’s knowledge: (a) the Consultant is not restricted by contract or agreement from rendering services to the Company; and (b) the Consultant is not restricted by contract or agreement from performing any duties or responsibilities for the Company.

16.

Mutual Waiver of Right to Jury Trial.  Each party hereto hereby waives the right to trial by jury in any action or proceeding based upon, arising out of, or in any way relating to this Agreement, whether sounding in contract or tort or otherwise.

17.

Miscellaneous.

(a)

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements between the parties, written or oral, which may relate to the subject matter hereof.

(b)

This Agreement has been prepared through the good faith negotiations between and joint efforts of the parties.  Neither the provisions of nor any alleged ambiguity in this Agreement shall be interpreted or resolved against any party on the ground that such party or such party’s counsel was the draftsman of this Agreement.  By executing this Agreement, all the parties represent and agree that they have carefully read and fully understand all the provisions of this Agreement, and that they are knowingly and voluntarily entering into this Agreement).

(c)

If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal, invalid or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.  If any court of competent jurisdiction shall hold any of the restrictions set forth in Sections 8 – 12 above to be unreasonable or unenforceable in any jurisdiction because of its duration, geographic area, or otherwise, such restrictions shall be deemed reduced and narrowed to the extent necessary in the opinion of such court to make the restrictions valid, reasonable and enforceable in such jurisdiction and shall be enforced as amended to the maximum equitable extent.

(d)

No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

(e)

This Agreement shall inure to the benefit of and be binding upon the Company and the Consultant, and their respective successors, executors, administrators, heirs and permitted assigns.

(f)

No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

(g)

Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Consultant at the address listed below or that the Consultant has filed in writing with the Company or, in the case of the Company, at its main offices at 82 Main Street, P.O. Box 400, Bar Harbor, Maine 04609 to the attention of the CEO, and shall be effective on the date of delivery in person or by courier or three (3) days after the date mailed.

(h)

This Agreement may be amended or modified only by a written instrument signed by the Consultant and by a duly authorized representative of the Company.

(i)

This Agreement shall be construed under and be governed in all respects by the laws of the State of Maine.

(j)

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

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IN WITNESS WHEREOF, this Agreement has been executed by the Company, by its duly authorized representative, and by the Consultant, as of the date and year first above written.

THE COMPANY:

BAR HARBOR BANKSHARES AND

BAR HARBOR BANK & TRUST

NOTICE ADDRESS:

By: /s/ Curtis C. Simard

82 Main Street

Name:

Curtis C. Simard

P.O. Box 400

Title:

President and Chief Executive Officer

Bar Harbor, Maine 04609

THE CONSULTANT:

NOTICE ADDRESS:

1240 Pelican Lane

Delray Beach, Florida 33483

/s/ Bradford Kopp

BRADFORD KOPP

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